                                                                   EXHIBIT 10.16


                           Assignment and Amendment
                           ________________________


        WHEREAS, King Features Syndicate Division of THE HEARST CORPORATION, a Delaware Corporation having an office at 235 East 45th Street, New York, New York, United States of America (hereinafter referred to as "King Features") and
A. COPELAND ENTERPRISES, INC., a Louisiana Corporation having an office at 1333 South Clearview Parkway Jefferson, Louisiana, United States of America (hereinafter referred to as "Copeland") entered into an agreement dated March 11, 1976 (the "Domestic Agreement") relating to the use of the Popeye cartoon strip in the United States in connection with Copeland's business; and

        WHEREAS, POPEYES FAMOUS FRIED CHICKEN, INC. a Louisiana corporation having an office at 1333 South Clearview Parkway, Jefferson, Louisiana, United States of America (hereinafter referred to as "PFFC") desired to be assigned such rights as were previously licensed to Copeland; and

        WHEREAS, Copeland desires to induce King Features to consent to the said assignment.

        NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, it is hereby mutually covenanted and agreed by and between the parties hereto as follows:

        1. Copeland hereby assigns to PFFC all of the rights which were licensed to it under the Domestic Agreement.

        2. PFFC hereby assumes and agrees to perform and be bound by all of the covenants, conditions and obligations contained in the Domestic Agreement and warrants that its business and trade is the same as described in paragraph 2 of the Domestic Agreement.
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        3.      Copeland guarantees that PFFC shall fully perform all of the covenants, conditions and obligations, contained in the Domestic Agreement as amended herein.

        4. King Features hereby consents to the said assignment by Copeland to PFFC of all the rights which were licensed to Copeland under the Domestic Agreement.

        5. PFFC guarantees that royalties paid to King Features in New York under the Domestic Agreement shall equal at least $1 million United States Dollars ($1,000,000.00.) during the period commencing January 1, 1981 and ending December 31, 1985. To the extent that royalties are paid during this said period to King Features pursuant to an agreement entered as of even date herewith covering certain countries around the world between King Features and PFFC (hereinafter referred to as the "International Agreement" royalties shall be combined with the royalties paid to King Features under the Domestic Agreement in determining if PFFC has met its minimum royalty obligation. PFFC agrees to pay King Features the minimum royalty in no less than the increments listed in the following schedule:

Royalty For Year Ending                       Royalty
-----------------------                       -------
December 31, 1981                             $150,000
December 31, 1982                             $170,000
December 31, 1983                             $200,000
December 31, 1984                             $230,000
December 31, 1985                             $250,000

Any balance due of the minimum royalty shall be payable in United States currency within ninety (90) days of the end of each year.

                                      -2-
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Any payments by PFFC to King Features required by the above schedule in excess of actual royalties due under paragraph 3 of the Domestic Agreement and paragraph 4 of the International Agreement collectively, may be taken as a credit by PFFC against any subsequent royalties due under paragraph 3 of the Domestic Agreement to the extent that such royalties exceed the minimum royalty due for that year until King Features has received a cumulative minimum royalty of $1,000,000.00.

        6. PFFC agrees to pay the said minimum royalty of $1 million United States Dollars set forth in paragraph 5 herein whether or not either or both the Domestic Agreement and the International Agreement terminates or is terminated and such obligation shall survive the termination(s) and shall be paid in accordance with and at the time required by paragraph 5 herein.

        7. The construction and validity of this assignment and each and every provision hereof, and of the rights and duties of the parties hereunder, shall be governed by the internal laws of the State of New York, United States of America.

        8. All of the covenants, conditions and obligations contained in the Domestic Agreement, except as expressly modified

                                      -3-
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herein, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be executed as of January 1, 1981.

                                        A. COPELAND ENTERPRISES, INC.

                                        BY: /s/ Alvin C. Copeland
                                           ---------------------------
                                           Alvin C. Copeland, President

                                        POPEYES FAMOUS FRIED CHICKEN, INC.

                                        BY: /s/ Alvin C. Copeland
                                           ---------------------------
                                           Alvin C. Copeland, President

                                        THE HEARST CORPORATION
                                        KING FEATURES SYNDICATE DIVISION

                                        BY: /s/
                                           ---------------------------